SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURUSANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): September 30, 2004

Travelzoo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-55026	36-4415727

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

590 Madison Avenue, 21st Floor New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(212) 521-4200

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.         Unregistered Sales of Equity Securities.

        On September 29, 2004, Travelzoo Inc. (the “Company”) entered into a Common Stock Purchase Agreement between the Company and various investors (the “Agreement”), pursuant to which the Company issued 750,000 shares of its Common Stock, par value $0.01, for a purchase price of $40.00 per share and received gross proceeds of $30,000,000. A $1,800,000 commission was paid in connection with this sale. The Agreement provides that the Company will file a registration statement with the U.S. Securities and Exchange Commission within 30 days of the closing of the transactions contemplated by the Agreement, and requires that the Company use all reasonable efforts to cause the registration statement to become effective within 120 days of the closing.

        The issuance of the shares of Common Stock was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. Each investor is an accredited investor under the Securities Act and the securities were sold without any general solicitation by the Company or its representatives.

Item 9.01.         Financial Statements and Exhibits.

        (c)             Exhibits

Exhibit Number	Description of Exhibits
99.1	Press Release issued September 30, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC. (Registrant)
Date: September 30, 2004	By:	/s/ Ralph Bartel
Ralph Bartel Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press Release issued September 30, 2004.